                                                                      EXHIBIT 21
--------------------------------------------------------------------------------

Subsidiaries of the Company, as of March 14, 2001

                                                                 % owned by
                                                    Organized    immediately
                   Subsidiary                     under laws of    parent
-------------------------------------------------------------------------------
Baxter International Inc......................... Delaware
  Baxter Healthcare Corporation.................. Delaware            100
  Baxter World Trade Corporation................. Delaware            100
    Baxter Pharmacy Services Corporation......... Delaware            100(3)
      Baxter Healthcare Corporation of Puerto
       Rico...................................... Alaska              100
      Baxter Sales and Distribution Corp......... Delaware            100
    Baxter Biotech Holding AG.................... Switzerland         100
      Baxter Healthcare Pte. Ltd................. Singapore           100
        Baxter World Trade S.A................... Belgium           46.21(2)
      Baxter Healthcare S.A...................... Switzerland         100
        Baxter World Trade S.A................... Belgium           53.78(2)
        Baxter Trading GmbH...................... Switzerland          95(2)
        Baxter Trading GmbH...................... Austria            99.9(2)
        Baxter AG................................ Austria             100
        Baxter Biotech Technology S.a.r.l........ Switzerland         100(1)
    Baxter Corporation........................... Canada              100
    Baxter Deutschland Holding GmbH.............. Germany             100
      Baxter Deutschland GmbH.................... Germany           99.99(2)
    Baxter Healthcare (Holdings) Limited......... United Kingdom    99.99(2)
      Baxter Healthcare Limited.................. United Kingdom    99.99(2)
    Baxter Holdings Limited...................... Japan               100
      Baxter Limited............................. Japan               100
    Baxter Representacoes Ltda................... Brazil              100
      Baxter Hospitalar Ltda..................... Brazil            99.99(2)
    Baxter S.A................................... Belgium           98.43(2)
      Baxter Sweden AB........................... Sweden              100
      Althin Medical AB.......................... Sweden               44(2)
      Baxter S.A................................. France            64.58(1)(2)
    Baxter S.A. de C.V........................... Mexico             99.9(2)
    Baxter S.p.A................................. Italy             99.98(2)
      Bieffe Medital S.p.A....................... Italy                99
    Baxter Biosciences AG........................ Switzerland         100
  Baxter Dialysis Holding AB..................... Sweden               80(2)
    Althin Medical AB............................ Sweden               56(2)
-------------------------------------------------------------------------------

Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary. All subsidiaries set forth herein are reported in the Company's financial statements through consolidation or under the equity method of accounting.

                                *  *  *  *  *  *

(1) Including nominee shares.
(2) Remaining shares owned by the Company, or other subsidiaries of the Company.
(3) Of common stock, with preferred stock held by Baxter Healthcare
    Corporation.

                                                                              37